UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2010

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237
2581 E. Kercher Road
Goshen, Indiana 46528
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Supreme Industries, Inc. was held on May 6, 2010, in Goshen, Indiana, at which the following matters were submitted for a vote to our stockholders:

(1)           To elect two Class A and six Class B director nominees to serve for the term of one year and until their successors are duly elected and have qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class A
Edward L. Flynn	5,355,271	1,750,324	2,587,014
Mark C. Neilson	5,357,311	1,748,284	2,587,014
Class B
William J. Barrett	2,094,122	26,260	N/A
Robert J. Campbell	2,094,122	26,260	N/A
Thomas Cantwell	2,094,122	26,260	N/A
Herbert M. Gardner	2,094,122	26,260	N/A
Wayne A. Whitener	2,094,122	26,260	N/A
Robert W. Wilson	2,094,122	26,260	N/A

(2)           To ratify the selection of Crowe Horwath, LLP as the independent registered public accounting firm for the fiscal year ending December 25, 2010.  This proposal was approved with the following vote:

Votes For	Votes Against	Abstentions

8,790,220	2,907,747	88,764

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 12, 2010	By:	/s/ Jeffery D. Mowery
Jeffery D. Mowery
Vice President and Chief Financial Officer